SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2008
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-33841 (Commission File Number)	20-8579133 (IRS Employer Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)
(205) 298-3000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.
     On October 1, 2008, the Company entered into amended and restated Change of Control Employment Agreements (the “Agreements”) with executive officers of the Company and certain other key employees. These Agreements supersede and replace the existing Change of Control Employment Agreements with certain of the Company’s executive officers and key employees. The amendments made to the new Agreements are those required to bring the Agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Section 409A regulates all non-qualified deferred compensation plans.
     The Agreements are either a double-trigger (the “Double-Trigger Agreements”) or a modified double trigger (the “Modified Double-Trigger Agreements”). The Double Trigger Agreement provides that upon a Change of Control, as defined below, if an executive officer or key employee covered by the Agreements is terminated without cause or constructively terminated during the 24 month period following the Change in Control, the executive is entitled to severance. The Modified Double Trigger Agreements allow an executive to terminate for any reason during the 30-day period following the first anniversary of the Change of Control event and receive severance. Modified Double Trigger Agreements apply to three executives, including Donald M. James, CEO, and Daniel F. Sansone, CFO. Double Trigger Agreements apply to all other covered executives and key employees, including Guy M. Badgett, III and Ronald G. McAbee, who were named executive officers.
     The severance payable pursuant to the Agreements is three times the sum of base, bonus and long-term incentive awards; the payment of a pro rata annual bonus in the year of termination; and the continuation of health, medical and other fringe benefits for a period of years following such termination. The Agreements generally provide for “gross up” payments to compensate the executives for any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.
     Under the Agreements, a Change of Control is defined as: (a) the acquisition by any individual entity or group of 20% or more of the then outstanding or voting shares of the Company; (b) a change in the majority membership of the Board of Directors; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets unless the Company’s shareholders before such business combination or sale own more than 60% of the outstanding common stock following the business combination or sale. This definition of a Change of Control is the same as in the original Change of Control Employment Agreements which have now been superseded.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:

Exhibit No.	Description

10.1	Form of Vulcan Materials Company Change of Control Employment Agreement (Double Trigger)

10.2	Form of Vulcan Materials Company Change of Control Employment Agreement (Modified Double Trigger)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company
Date: October 2, 2008	By:	/s/ Robert A. Wason IV
Robert A. Wason IV
Senior Vice President and General Counsel